Exhibit 10.4
The Medicines Company
requests that the marked portions of the agreement be granted confidential treatment under
Rule 24b-2 of the Securities Exchange Act of 1934.
AMENDMENT NO. 2 TO
AMENDED AND RESTATED DISTRIBUTION AGREEMENT
     This is Amendment No. 2 (this “Amendment”) to the Amended and Restated Distribution Agreement, effective as of February 28, 2007, between The Medicines Company, a Delaware corporation with offices at 8 Campus Drive, Parsippany, NJ 07054 (“TMC”), and Integrated Commercialization Solutions, Inc., a California corporation with offices at 3101 Gaylord Parkway, Frisco, TX 75034 (the “Distributor”). This Amendment is effective as of October 1, 2008 (the “Effective Date”).
Recitals
     WHEREAS, TMC and Distributor are parties to the Amended and Restated Distribution Agreement, effective as of February 28, 2007, as amended effective as of November 7, 2007 (the “Agreement”), under which Distributor distributes TMC’s product ANGIOMAX® (bivalirudin); and
     WHEREAS, the parties now desire to amend the Agreement as more fully set forth herein;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:
     1. Defined Terms. Capitalized terms that are not defined in this Amendment shall have the meanings given to them in the Agreement.
     2. Product Addition. The parties agree that a new product, Cleviprex™, shall be added to the Agreement and accordingly the definition of Product in the Agreement shall be modified to include both ANGIOMAX® (bivalirudin) and Cleviprex™ (clevidipine butyrate).
     3. Exhibit A. Exhibit A (Operating Guidelines) to the Agreement is hereby deleted and replaced in its entirety with the attached revised Exhibit A.
     4. Exhibit B. Exhibit B (Commercial Price List) to the Agreement is hereby deleted and replaced in its entirety with the attached revised Exhibit B.
     5. Exhibit D. Exhibit D (Fee Schedule) to the Agreement is hereby deleted and replaced in its entirety with the attached revised Exhibit D.
     6. Effect of Amendment. Except as expressly provided in this Amendment, the Agreement will continue in full force according to its terms. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

The Medicines Company		Integrated Commercialization Solutions, Inc.

By:	/s/ John Kelley	By:	/s/ David Cheetham

Name:	John Kelley	Name:	David Cheetham
Title:	President, C.O.O.	Title:	President

REVISED EXHIBIT A
Operating Guidelines
     These Operating Guidelines are incorporated into the Distribution Agreement between The Medicines Company (“TMC”) and Integrated Commercialization Solutions, Inc. (“Distributor”), effective as of the Effective Date, as amended (the “Agreement”). Capitalized terms not otherwise defined in these Operating Guidelines will have the same meaning as set forth in the Agreement.
     In performing its obligations under the Agreement, Distributor will follow these Operating Guidelines. The Operating Guidelines are in addition to any SOPs that have been approved by TMC for use by Distributor in the performance of services.
1.0	WAREHOUSING

1.1	Distributor will maintain its warehouse facility in accordance with and will comply with all federal, state and local laws, rules and regulations.

1.2	Distributor will maintain SOPs appropriate for a pharmaceutical distribution center operating environment.

1.3	Distributor will comply with all storage, handling and shipping conditions designated by TMC for the Product.

1.4	The Product will be stored by Distributor in a temperature-controlled environment in conjunction with defined Product label requirements. TMC will ensure that the storage requirements are identified on the package label. TMC will ensure that the storage requirements, lot number and expiry date will be in human readable format and the Product NDC number will be in an acceptable barcode format on the unit carton. Product will be stored in areas designed to be continuously monitored and will be periodically validated for the temperature range specified for the Product. Distributor will maintain continuous warehouse environmental monitoring. Distributor will provide such records to TMC upon written request.

1.5	Product will be stored in an area with secured access, accessible only to authorized Distributor personnel.

2.0	RECEIVING

2.1	TMC will arrange transportation services to transfer the Product to Distributor. TMC will notify Distributor of the specific delivery schedule.

2.2	Each individual unit of TMC’s Product will be labeled with a barcode representing the Product’s NDC number, lot number, and expiration date. This information will also be in human readable format.

2.3	TMC will ship in increments of one shipper (30 boxes of 10 vials each, or 300 vials)

2.4	Shipping terms from TMC to Distributor will be FOB Destination. Distributor’s signature on the carrier’s bill of lading is an acknowledgment only of Distributor’s receipt of Product and transfer of ownership.

2.5	Distributor will receive each shipment into a secure receiving area and perform all requirements as detailed in Distributor’s receiving SOP.

2.6	Distributor will count and inspect the exterior packaging of the Product.

2.7	Distributor will move Product from the receiving area to storage following Distributor SOPs.

3.0	INVENTORY

3.1	Inventory will be received, tracked and controlled on Distributor’s warehouse management system by item number, lot number, expiration date, and quantity of individual units. An individual unit consists of 10 vials of Product.

3.2	Distributor will use its commercially reasonable efforts to maintain accurate and timely inventory records. Inventory data will be made available to TMC as described in Exhibit C of the Agreement.

3.3	TMC or its designee may conduct a complete physical inventory once per calendar year, upon reasonable notice.

3.4	Distributor will receive returned Product according to Distributor’s SOP and TMC’s Returned Goods Policy.

4.0	PRODUCT DISTRIBUTION

4.1	Orders will only be shipped from the Distributor to Ship-To Customers.

4.2	Orders approved and available for processing (pick & pack) by 6:00 p.m. Central Time Monday through Friday will be shipped to the Ship-to Customer via standard ground delivery service for Angiomax and via standard overnight delivery service for Cleviprex. Orders processed on Fridays will be shipped on Sunday for delivery on Monday. Standard delivery is typically made by 10:30 a.m. The foregoing schedule does not apply to the following holidays: Christmas Day, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving. Distributor shall make commercially reasonable provisions for emergency and weekend orders. Additional shipping and handling costs for such orders shall be billed to the Bill- To Customer.

4.3	Distributor will use commercially reasonable efforts to comply with First-to-Expire, First-Out (FEFO) inventory allocation.

4.4	Distributor will perform quality verification on all TMC shipments by an individual other than the employee who picked the order. Distributor will use best efforts to pick, check, pack and ship accurately all customer orders.

4.5	Distributor will manage shipping supplies, including supplier selection, stock replenishment, inventory record keeping and storage.

5.0	TRANSPORTATION

5.1	Distributor will be responsible for selecting a common carrier(s) to deliver product to Ship-To Customers the next day.

5.2	No Product will be delivered outside the Territory.

5.3	There will be no additional shipping surcharges applied to any shipments delivered within the Territory.

5.4	Distributor, at the request of the TMC, will provide proof of delivery for specific Ship-To Customer shipments up to six months after time of delivery. Signature should be required at time of product delivery to Ship-To Customers on all shipments.

6.0	CUSTOMER SERVICE

6.1	Distributor will provide a dedicated inbound phone line (or lines) for Distributor’s customers to phone in purchase orders, for inquiries, and for general information.

6.2	Distributor will establish and maintain a dedicated webpage for customers to place orders, submit inquiries and obtain general information.

6.3	Distributor will staff the inbound phone line from 7:30 a.m. — 7:00 p.m. Central Time, Monday through Friday, except for the following holidays: Christmas Day, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving.

6.4	Distributor will train Distributor’s customer service representative(s) and backup representative(s), and will document the date and nature of such training. TMC will provide company and Product specific information for training of the customer service representatives assigned to TMC. TMC will have the right to review all training materials provided to customer service representatives.

6.5	Distributor will be responsible for initial set up and on-going maintenance of customer master files, including bill-to files for Bill-To Customers and ship-to files for Ship-To Customers.

6.6	Distributor will accept customer orders by phone, electronic data interchange (EDI), mail, fax, or internet. Distributor will maintain records of all customer orders.

6.7	Distributor will use commercially reasonable efforts to answer inbound phone calls within the first thirty (30) seconds.

6.8	As a backup to the customer service representatives, a voice mail system will be maintained to collect messages from customers.

6.9	Distributor’s customer service representatives will re-route all misdirected calls to the appropriate vendors designated by TMC.

7.0	ORDER ENTRY

7.1	The minimum order quantity will be:

Angiomax NDC 65293-001-01 one pack of 10 vials Cleviprex NDC 65293-002-011 50mg vials Six cartons of 10 vials Cleviprex NDC 65293-002-055 25mg vials 12 cartons of 10 vials

7.2	Distributor will use commercially reasonable efforts to enter orders accurately.

8.0	CUSTOMER LIST AND APPROVAL

8.1	Distributor will require all customers to complete and submit its then-current Business Application. Distributor will refuse to fill orders of Product until the customer’s Business Application has been approved by Distributor.

8.2	The initial Bill-To Customer list consists of the following :

Wholesalers	Ship-to Customers
[* *]	[* *]
8.3	As stated in the Section 3.3.1 of the Agreement, Distributor is responsible for accounts receivable management for the Bill-To Customers.

8.4	TMC National Accounts will work with Bill-To Customers in good faith to assist the Distributor in collecting late payments due to the Distributor and assist in resolving any other outstanding ordering, invoicing, or related disputes.

9.0	RECOGNITION OF TMC CONTRACTS

9.1	Any Ship-To Customer having a TMC Contract may request purchase of products from a Wholesaler or Distributor at the prices established under the TMC Contract.

9.2	TMC will provide a list of customers eligible under TMC Contracts to Distributor quarterly, with periodic updates as required; Distributor will be responsible for informing Wholesalers of such TMC Contracts.

9.3	Distributor will require Wholesalers to continue to recognize and administer TMC Contracts, provided that they remain valid and enforceable under Applicable Law.

9.4	TMC will promptly inform Distributor of changes to TMC Contracts so that Distributor may inform Wholesalers. Such changes will be retroactive to the date agreed upon by TMC and the Ship-To Customer. Upon 20 days prior written notification by TMC that a TMC Contract has been terminated, Distributor will require Wholesalers to promptly cease selling Product to that Ship-To Customer under the terms of that TMC Contract.

10.0	PRODUCT COMPLAINTS

Distributor shall notify TMC of any Product complaints from Bill-To Customers. TMC shall reimburse Distributor for all costs associated with Product complaints.

11.0	CHARGEBACKS

11.1	TMC may enter into prime vendor arrangements for select contract or government mandated pricing arrangements.

11.2	Distributor, on behalf of TMC, will process chargebacks with reconciliation of chargeback discrepancies within five (5) working days. Distributor’s chargeback SOPs will define the parameters available to Distributor to resolve discrepancies between TMC’s contract terms and conditions and the chargeback submitted by the customer.

11.3	All chargebacks will be processed according to the chargeback policy for TMC as stated in Exhibit E to the Agreement.

11.4	All validated chargeback submissions will be settled via credit invoice to the appropriate Bill-To Customer. TMC will not make advance payments or authorize advance deductions of chargebacks.

11.5	TMC will reconcile and make payment to Distributor for chargebacks credited to Bill-To Customers on a monthly basis.

11.6	Distributor will make best efforts to process chargebacks within three (3) business days for electronic chargebacks and within five (5) business days for hard copy chargebacks.

11.7	Distributor will provide the necessary reports to ensure TMC can comply with the reporting requirements of Medicaid (OBRA), Veterans HealthCare Act, PHS Covered Entities, and state rebate programs.

11.8	TMC will provide a list of customers eligible under TMC contracts to Distributor quarterly with periodic updates as required. All notifications will be provided to Distributor by TMC in writing 5 business days in advance of contract effective date.

REVISED EXHIBIT B
Commercial Price List

Product Name:	ANGIOMAX® (bivalirudin) for Injection
NDC#	65293-001-01
Drug Type:	RX
Package Size:	Carton (10 single use vials)
Dosage Form:	250mg vial
Current WAC Price*:	$[**]per Carton, (*which may change from time to time)

Product Name:	Cleviprex™ (clevidipine butyrate)
NDC#	65293-002-011
Drug Type:	RX
Package Size:	Carton (10 single use vials)
Dosage Form:	50mg vial
Current WAC Price*:	$[**] per Carton, (*which may change from time to time)

Product Name:	Cleviprex™ (clevidipine butyrate)
NDC#	65293-002-055
Drug Type:	RX
Package Size:	Carton (10 single use vials)
Dosage Form:	25mg vial
Current WAC Price*:	$[**] per Carton, (*which may change from time to time)

REVISED EXHIBIT D

Services	Fee
A.	Development Fees (previously paid)

B.	Customer Service and Distribution

Monthly Management Fee	Percentage of WAC (see chart below)
•	Warehousing Management and Inventory Administration

•	Customer Service / Order Entry

•	Distribution Services

•	Invoicing and Accounts Receivable Management

•	Direct Account Set Up

•	Information Technology

Drop Ship and Direct Hospital
Distribution Model	Shipment Channel	Wholesaler Stocking
Percentage of WAC Applied to Gross Sales to TMC Direct for Cleviprex	N/A	[**]%

Percentage of WAC Applied to Gross Sales to TMC Direct for Angiomax	[**]%	[**]%

** Direct to Hospital Fee	$[**]/shipment additional fee
C.	Contract Pricing (provided in Section 5.4)

TMC will reimburse Distributor monthly for any contract sales administered as a direct price (anything less than current WAC of the product) at time of sale. Reimbursement amount to Distributor is current WAC at time of contract sale minus contract price.

Any direct pricing will be provided by TMC to Distributor.

D.	Guaranteed Amount

As additional consideration for the services and obligations of Distributor under this Agreement, TMC guarantees that in each twelve month period (or portion thereof) during the term of this Agreement, beginning on October 1, 2007, Distributor will earn, in addition to the Monthly Management Fee, an amount equal to the greater of (A) [**] multiplied by Distributor’s Angiomax sales for the applicable twelve month period (or portion thereof), measured at then current WAC (the “Guaranteed Amount”), and (B) [**]; provided that (i) for the sole purpose of calculating the Guaranteed Amount, WAC shall be no less than the WAC in effect on the Effective Date, and (ii) the Incremental Margin shall not include any margin associated with special programs or Product inventory supplied to Distributor at a discount that is passed to the Distributor’s customers. In the event that the Incremental Margin is less the Guaranteed Amount for the applicable twelve month period (or portion thereof), Distributor will invoice TMC for the amount of the deficiency within 30 days following the end of such period, and TMC shall pay the invoiced deficiency to Distributor within 30 days after the date of the invoice. The Guaranteed Amount shall be renegotiated on an annual basis, effective October 1, 2008.

Examples of calculation of the Guaranteed Amount:
[**]